Exhibit 99.1

For more information, contact:
Robert D. Sznewajs
President & CEO
(503) 598-3243

Anders Giltvedt
Executive Vice President & CFO
(503) 598-3250

West Coast Bancorp Reports 2008 Fourth Quarter Results and Improved Capital Ratios for West Coast Bank

•	West Coast Bank’s total capital ratio increased to 10.93% at December 31, 2008 from 10.54% at year end 2007. West Coast Bank continues to be well capitalized.

•	Fourth quarter loss per diluted share of $.53 largely resulted from continued elevated provision for credit losses and OREO valuation adjustments.

•	Full year 2008 loss per diluted share of $.38 compared to earnings of $1.05 in 2007.

•	Full year core* loss per diluted share was $.11 in 2008 versus earnings of $1.05 in 2007.

Lake Oswego, OR – January 19, 2009 – West Coast Bancorp (NASDAQ: WCBO) today announced a quarterly loss of $8.2 million or $.53 per diluted share for the fourth quarter of 2008, compared to a fourth quarter 2007 loss of $7.5 million or $.48 per diluted share.  For the full year 2008 the Company reported a loss of $5.8 million or $.38 per diluted share, compared to net income of $16.8 million or $1.05 per diluted share for the same period in 2007.

	GAAP			CORE*
(Dollars in thousands,	December 31,			December 31,
except per share data, unaudited)	2008	2007	Change	2008	2007	Change

For the three months ended:
Net loss	$(8,197)	$(7,487)	-9%	$(8,197)	$(7,487)	-9%
Net loss per diluted share	$(0.53)	$(0.48)	-10%	$(0.53)	$(0.48)	-10%

Return on average equity	-16.3%	-13.5%	-2.8%	-16.3%	-13.5%	-2.8%

For the twelve months ended:
Net income (loss)	$(5,829)	$16,842	-135%	$(1,709)	$16,842	-110%
Net income (loss) per diluted share	$(0.38)	$1.05	-136%	$(0.11)	$1.05	-110%

West Coast Bancorp Tier 1 capital ratio	9.95%	9.88%	0.07%
West Coast Bancorp Total capital ratio	11.20%	11.15%	0.05%

West Coast Bank Tier 1 capital ratio	9.68%	9.28%	0.40%
West Coast Bank Total capital ratio	10.93%	10.54%	0.39%

Total period end loans	$2,064,796	$2,172,669	-5%
Total period end deposits	$2,024,379	$2,094,832	-3%

*Core net income (loss) for the periods shown, and numbers derived using core net income (loss), including core earnings (loss) per diluted share, and core return on average equity, are non-GAAP (Generally Accepted Accounting Principles) financial measures derived by adjusting the Company’s GAAP net income (loss) to remove the negative impact of third quarter 2008 impairment charges of approximately $4.1 million, after tax, or $.27 per diluted share.  Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods.  See financial tables 1 and 2 below for a reconciliation to the GAAP measure.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

"Despite a very challenging environment, West Coast Bank improved its total capital ratio to approximately 10.93% at December 31, 2008, and remained well capitalized for regulatory purposes despite incurring an operating loss in the fourth quarter of 2008,” said Robert D. Sznewajs, President and CEO. “Careful management of risk-weighted assets during the year coupled with a fourth quarter $9.8 million capital contribution from Bancorp to the Bank related to an inter-company tax settlement enabled our Bank to build this important ratio throughout 2008. In response to the current situation, many cost-saving initiatives were put in place during the last half of 2008 to reduce the Bank's operating expenses and to offset some of the additional expenses associated with operating in this environment. The annual benefit associated with these cost-saving initiatives is expected to be in excess of $10 million in 2009. The recession has had a dramatic impact on the residential housing market and affected our residential construction loan portfolio, including two-step and non-standard mortgages. However, the credit quality in the remaining $1.84 billion loan portfolio, which represents 89% of total loans, has performed relatively well in these difficult economic conditions. The ratio of non-performing assets to total assets was only 1.09% in the remainder of the portfolio at year end 2008.”

Financial Results:

The year end 2008 total loan balance of $2.065 billion declined $108 million or 5% from December 31, 2007.  Excluding the $210 million or 80% reduction in two-step loan balances, year-over-year loan growth was 5% or $102 million, with expansion centered in the commercial real estate and residential mortgage loan categories. At year end 2008, the remaining two-step loan balance of $53 million represented less than 3% of total loans, down from $263 million or 12%, respectively, a year ago. Fourth quarter 2008 average total deposits of $2.027 billion declined 4% from the final quarter of 2007, with lower average per account demand deposit and money market balances causing the majority of the decline. The fourth quarter average loan to average deposit ratio of 103% remained consistent with the ratio in the same quarter of 2007.

Fourth quarter 2008 net interest income declined $7.1 million to $21.1 million from the fourth quarter last year predominantly due to the 92 basis point compression in the net interest margin to 3.70% and from lower earning assets. The net interest margin contracted as a result of the declining benefit from non-interest bearing demand deposits, and a 52 basis point contraction in the net interest spread. Lower real estate construction loan fees and higher interest reversals negatively impacted the net interest margin by 18 and 14 basis points, respectively, in the final quarter of 2008 relative to the same quarter in 2007. The remaining net interest margin contraction resulted from an inability to match the larger than anticipated decline in the Federal Funds rate with a corresponding reduction in funding costs due to market conditions.

Full year 2008 net interest income decreased $23 million, primarily due to a 96 basis point decline in the net interest margin and also from a lower earning asset base.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

Total non-interest income of $4.3 million in the fourth quarter 2008 declined $4.3 million from the same period in 2007. OREO valuation adjustments totaling $3.7 million were recorded during the most recent quarter compared to no such charges in the final quarter of 2007. Re-appraisal of two-step OREO properties accounted for $3.2 million of this amount. We also recognized a $.3 million OREO loss upon disposition of 28 two-step OREO properties. Including 13 short sales, we disposed of a total of 41 two-step related properties during the fourth quarter with total proceeds of $11.9 million. During the second and third quarters of 2008 we sold 23 and 31 properties, respectively. At year end 2008 there were 251 properties in the two-step OREO portfolio.  (See table 8 for details.)

As a result of the 6% growth in the number of consumer and business deposit transaction accounts over the past 12 months, fourth quarter 2008 total deposit service charge and payment system revenues improved 4% and 1%, respectively, from the same quarter in 2007. Likely related to the slowing economy, the transaction volumes per account declined in the most recent quarter. The uncertainty surrounding the economy and equity markets contributed to a $.5 million reduction in trust and investment revenues year-over-year fourth quarter. Gain on sales of loans declined $.2 million in the most recent quarter primarily from the secondary market for SBA loans effectively being shut down.

Fourth quarter 2008 total non-interest expense of $21.8 million increased $1.7 million or 8% from the same period of 2007. Personnel expense fell 6% or $.7 million from lower salary, incentive and benefit costs despite a $.6 million decline in deferred construction loan origination costs. The primary negative year-over-year fourth quarter non-interest expense variances included a $.5 million increase in FDIC insurance premium expense and a $1.2 million increase in two-step property collection and disposition expenses during the most recent quarter. There were no such two-step expenses in the final quarter of 2007.  The fourth quarter of 2007 also included a reversal of an accrued contingent legal liability of $1.4 million, which reduced other non-interest expense in that period.

Capital:
West Coast Bank continued to be well capitalized for regulatory purposes. West Coast Bank’s total capital ratios ended 2008 at 10.93% up from 10.78% at the end of the third quarter of 2008 and up from 10.54% at December 31, 2007.  West Coast Bank’s tier 1 capital ratio at 9.68% and leverage ratio of 9.19% also improved during 2008 and were significantly above the well capitalized regulatory threshold at year end 2008. The enhanced Bank capital ratios were primarily accomplished by reducing the Bank’s loan portfolio and management of risk-weighted assets throughout 2008. In the fourth quarter of 2008, Bancorp also made a capital contribution to the Bank of $9.8 million associated with an inter-company tax settlement related to current and prior periods, which also helped improve the Bank capital ratios. The following table shows the Company’s capital ratios for the indicated periods.

Risked based capital ratios
Capital Ratios

(Unaudited)	12/31/08			12/31/07	09/30/08
West Coast Bancorp	Ratio	Well capitalized minimum	Excess over well capitalized minimum	Ratio	Ratio
Tier 1 capital ratio	9.95%	6.00%	3.95%	9.88%	10.16%
Total capital ratio	11.20%	10.00%	1.20%	11.15%	11.42%
Leverage ratio	9.45%	5.00%	4.45%	9.41%	9.56%
Tangible common equity to tangible assets	7.35%			7.36%

West Coast Bank
Tier 1 capital ratio	9.68%	6.00%	3.68%	9.28%	9.52%
Total capital ratio	10.93%	10.00%	0.93%	10.54%	10.78%
Leverage ratio	9.19%	5.00%	4.19%	8.83%	8.91%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

Credit Quality:
The Company recorded a fourth quarter 2008 total provision for credit losses of $16.5 million, compared to $30.0 million in the same quarter of 2007, and $9.1 million in the third quarter of 2008. The provision related to the two-step portfolio was $4.8 million in the final quarter of 2008 compared to $27.7 million in the fourth quarter of 2007, and $2.0 million in the third quarter of 2008. The probability of default and severity of loss upon default for two-step loans were impacted by the current weak economic environment and declining real estate values in our market areas. There was only $3.1 million in accruing two-step loans at year end 2008. The future provision requirements and OREO valuation adjustments associated with two-step loans will be driven by future re-appraisals of properties. Each two-step property is re-appraised within 45 days of its expected foreclosure date.

The provision for credit losses associated with loans other than two-step loans was $11.7 million in the fourth quarter compared to $2.2 million in the same quarter of 2007 and $7.1 million in the third quarter of 2008.  The combination of negative risk rating changes and higher net charge-offs during the most recent quarter increased the quarterly provision requirement in our allowance model.

At December 31, 2008, total non two-step residential land and construction loans measured $160 million.  This portfolio consisted of $23 million in land, $65 million in site development, and $71 million in construction of residences (vertical construction). Delinquent but accruing non two-step residential land and construction loans at year end 2008 amounted to $.9 million or .54% of such loans, a decline from $7.7 million and 4.56%, respectively, at September 30, 2008. Year end 2008 nonaccrual non two-step residential land and construction loans increased to $42.6 million or 26.7% of the related residential construction loans from $26.3 million or 15.6% at the end of the third quarter. Loans to borrowers involved in residential site development exhibited the most deterioration in credit quality. At December 31, 2008, accruing residential site development loans were $37.2 million, representing less than 2% of our total loan portfolio. Nonaccrual non two-step residential construction loans are largely located in Clark County in the state of Washington, and in Marion and Deschutes counties in the state of Oregon.

Total loan net charge-offs in fourth quarter 2008 were $21.0 million, of which $5.9 million related to the two-step portfolio. The net charge-offs for loans other than two-step loans were $15.1 million compared to $1.7 million in the final quarter of 2007 and $6.0 million in the third quarter of 2008. The higher level of net charge-off activity for loans other than two-step loans was mainly associated with residential construction loans, and to a lesser extent, nonstandard residential mortgage loans and commercial loans.

For the full year 2008, the provision for credit losses for other than two-step loans measured $30.9 million and exceeded 2008 loan net charge-offs of $25.2 million. In 2007 such provision and net charge-offs amounted to $8.0 million and $4.5 million, respectively.

The following table summarizes key trends in the two-step loan portfolio and its allowance for credit losses.

Additional information regarding the two-step loan portfolio
(Dollars in thousands, unaudited)
Period ended	Total two-step loans	Nonaccrual two-step loans	Accruing two-step loans	Total accruing two-step loan commitments	Allowance for credit losses on two-step loans	Allowance for credit losses on two-step loans as a % of accruing two-step loans	Allowance for credit losses on two-step loans as a % of total accruing two-step loan commitments
12/31/2007	$262,952	$20,545	$242,407	$320,991	$31,065	12.8%	9.7%
3/31/2008	211,406	88,784	122,622	156,823	11,812	9.6%	7.5%
6/30/2008	145,703	98,728	46,975	59,603	5,280	11.2%	8.9%
9/30/2008	97,894	82,990	14,904	16,943	1,502	10.1%	8.9%
12/31/2008	53,084	49,960	3,124	3,276	421	13.5%	12.9%

 WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The allowance for credit losses associated with loans other than two-step loans was $29.5 million or 1.47% of such outstanding loan balances at year end 2008 compared to $32.9 million or 1.64% at September 30, 2008 and $23.8 million or 1.25% at December 31, 2007. Charge-offs during fourth quarter 2008 of loans with a specific reserve at September 30, 2008 substantially explain the decline in the allowance percentage during the fourth quarter.

Total non-performing assets were $198 million or 7.9% of total assets at December 31, 2008, up from $183 million and 7.1%, respectively, as of September 30, 2008 and $30 million and 1.1% at year end 2007. Non-performing assets related to the two-step loan portfolio were $110 million or 4.4% of total assets at December 31, 2008, a decrease of $18 million from the end of third quarter 2008. The $110 million balance of nonperforming two-step assets at December 31, 2008 reflected prior write-downs of approximately 23% from the original balance of these loans. During the fourth quarter the nonaccrual two-step loan balance declined by $33 million to $50 million while the two-step OREO balance increased from $45 million at September 30, 2008 to $60 million at year end 2008, in line with our expectations. Two-step nonperforming assets are anticipated to continue to decline in future periods.

Nonperforming assets, excluding the two-step portfolio, increased by $32 million to $88 million or 3.49% of total assets at December 31, 2008, from $56 million and 2.16% at September 30, 2008, and $6 million and .22% at year end 2007. The fourth quarter 2008 $25 million increase in nonaccrual non two-step loans was largely linked to the $20 million growth in non accrual loans to residential builders and developers and the $3 million increase in nonaccrual nonstandard mortgage loans. Nearly 40% of the $15 million in nonstandard mortgage loans on nonaccrual status were not delinquent at year end.

The loan portfolio, excluding residential construction loans (which includes all two-step loans) and nonstandard mortgage loans, continued to perform satisfactorily at year end 2008, considering the economic situation. This portfolio, which includes the commercial, commercial real estate, commercial construction, standard mortgage, home equity, and consumer portfolios, totaled $1.84 billion and represented 89% of total loans at December 31, 2008. The nonperforming assets to total assets ratio for these loans measured 1.09% at year end 2008, as compared to .86% and .16% at September 30, 2008 and December 31, 2007, respectively. At December 31, 2008, all nonaccrual loans, including all non two-step loans, had been measured for impairment and written down to the appraised fair value, less expected selling costs, of the underlying collateral.

At year end 2008 the total non two-step delinquent loans were $6.9 million or .34% of total non two-step loans, down from $10.9 million and .54% at September 30, 2008, and from $7.7 million and .40% at year end 2007. The decline in delinquent non two-step loans in the most recent quarter was primarily due to lower delinquencies in residential construction loans to builders and developers and was partly offset by higher commercial loan delinquencies. For more detailed credit quality information, see tables 4 through 14.

Other:
The Company will hold a Webcast conference call Tuesday, January 20, 2009, at 8:00 a.m. Pacific Time, during which the Company will discuss fourth quarter 2008 results and key activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “4th Quarter 2008 Earnings Conference Call” tab. The conference call may also be accessed by dialing (877) 811-4715 Conference ID#: 76229771 a few minutes prior to 8:00 a.m. PDT. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp, one of Oregon Business Magazine’s 100 Best Companies to Work For, is a Northwest bank holding company with $2.5 billion in assets, and 65 offices in Oregon and Washington.  The Company combines the sophisticated products and expertise of larger banks with the local decision making, market knowledge and customer service of a community bank.  For more information, visit the Company’s web site at www.wcb.com.

Forward Looking Statements:
Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements.  They give our expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, factors identified in our Annual Report on Form 10-K for the year ended December 31, 2007, including under the heading "Forward Looking Statement Disclosure" and in Item 1A, “Risk Factors,” all as updated in our Quarterly Report on Form 10-Q.

 WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

	West Coast Bancorp
	Consolidated Statements of Income (Loss)

(Unaudited)	Three months ended			Twelve months ended
(Dollars and shares in thousands, except per share data)	December 31,		Sept. 30,	December 31,
	2008	2007	2008	2008	2007
Net interest income
Interest and fees on loans	$29,605	$42,115	$32,013	$129,517	$169,180
Interest on investment securities	2,388	3,178	2,686	10,951	13,446
Other interest income	24	235	73	378	564
Total interest income	32,017	45,528	34,772	140,846	183,190
Interest expense on deposit accounts	8,562	14,020	8,310	37,549	55,036
Interest on borrowings and subordinated debentures	2,318	3,233	2,739	11,147	13,434
Total interest expense	10,880	17,253	11,049	48,696	68,470
Net interest income	21,137	28,275	23,723	92,150	114,720

Provision for credit losses	16,517	29,956	9,125	40,367	38,956

Non-interest income
Service charges on deposit accounts	3,853	3,698	4,176	15,547	12,932
Payment systems related revenue	2,225	2,197	2,337	9,033	8,009
Trust and investment services revenues	1,053	1,587	1,241	5,413	6,390
Gains on sales of loans	244	443	455	2,328	3,364
OREO valuation adjustments and gain (loss) on sale	(3,701)	-	(1,422)	(5,386)	27
Other	633	690	621	3,252	2,843
Loss on impairment of debt and equity securities	-	-	(6,338)	(6,338)	-
Gain (loss) on sales of securities	3	-	-	780	(67)
Total non-interest income	4,310	8,615	1,070	24,629	33,498
Non-interest expense
Salaries and employee benefits	10,763	11,418	11,017	46,780	49,787
Equipment	1,808	1,852	1,793	7,117	6,544
Occupancy	2,414	2,242	2,354	9,440	8,548
Payment systems related expense	935	810	952	3,622	3,143
Professional fees	1,235	621	1,334	4,317	2,072
Postage, printing and office supplies	877	1,079	991	3,834	3,896
Marketing	773	1,233	1,009	3,583	4,524
Communications	456	421	437	1,722	1,624
Other non-interest expense	2,554	484	2,334	9,188	5,161
Total non-interest expense	21,815	20,160	22,221	89,603	85,299
Income (loss) before income taxes	(12,885)	(13,226)	(6,553)	(13,191)	23,963
Provision (benefit) for income taxes	(4,688)	(5,739)	(4,237)	(7,362)	7,121
Net income (loss)	$(8,197)	$(7,487)	$(2,316)	$(5,829)	$16,842

Earnings (loss) per share:
Basic	$(0.53)	$(0.48)	$(0.15)	$(0.38)	$1.09
Diluted	$(0.53)	$(0.48)	$(0.15)	$(0.38)	$1.05

Weighted average common shares	15,489	15,445	15,487	15,472	15,507
Weighted average diluted shares	15,489	15,445	15,487	15,472	16,045

Tax equivalent net interest income	$21,558	$28,732	$24,154	$93,901	$116,361

 WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

	West Coast Bancorp
	Consolidated Balance Sheets

	December 31,	December 31,	September 30,
(Dollars and shares in thousands, unaudited)	2008	2007	2008
Assets:
Cash and cash equivalents	$64,778	$113,802	$101,614
Investments	198,515	269,425	205,987
Total loans	2,064,796	2,172,669	2,109,517
Allowance for loan losses	(28,920)	(46,917)	(33,498)
Loans, net	2,035,876	2,125,752	2,076,019
OREO, net	70,110	3,255	48,121
Goodwill and other intangibles	14,054	14,491	14,153
Other assets	132,571	119,889	127,152
Total assets	$2,515,904	$2,646,614	$2,573,046

Liabilities and Stockholders' Equity:
Demand	$478,292	$501,506	$486,540
Savings and interest-bearing demand	346,206	364,971	337,472
Money market	615,588	678,090	672,690
Time deposits	584,293	550,265	564,717
Total deposits	2,024,379	2,094,832	2,061,419
Borrowings and subordinated debentures	274,059	301,100	282,059
Reserve for unfunded commitments	1,014	7,986	946
Other liabilities	18,501	34,455	24,400
Total liabilities	2,317,953	2,438,373	2,368,824
Stockholders' equity	197,951	208,241	204,222
Total liabilities and stockholders' equity	$2,515,904	$2,646,614	$2,573,046

Common shares outstanding period end	15,696	15,593	15,702
Book value per common share	$12.61	$13.35	$13.01
Tangible book value per common share	$11.72	$12.42	$12.10

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

	West Coast Bancorp
	Summary Financial Information

	Fourth	Fourth	Third
(Dollars in thousands except for per share data, unaudited)	Quarter	Quarter	Quarter	Year to date	Year to date
(all rates have been annualized where appropriate)	2008	2007	2008	2008	2007
PERFORMANCE RATIOS
- Return on average assets	(1.30%)	(1.14%)	(0.36%)	(0.23%)	0.66%
- Return on average common equity	(16.25%)	(13.51%)	(4.47%)	(2.82%)	7.93%
- Return on average tangible equity	(17.34%)	(14.31%)	(4.66%)	(2.88%)	8.69%
- Non-interest income to average assets	0.68%	1.31%	0.17%	0.96%	1.32%
- Non-interest expense to average assets	3.46%	3.06%	3.45%	3.49%	3.36%
- Efficiency ratio, tax equivalent	84.4%	54.0%	70.4%	72.2%	56.9%

NET INTEREST MARGIN
- Yield on average interest-earning assets	5.57%	7.39%	5.85%	5.92%	7.72%
- Rate on average interest-bearing liabilities	2.36%	3.66%	2.36%	2.60%	3.76%
- Net interest spread	3.21%	3.73%	3.49%	3.32%	3.96%
- Net interest margin	3.70%	4.62%	4.02%	3.90%	4.86%

AVERAGE ASSETS
- Investment securities	$212,900	$273,328	$228,382	$229,478	$284,582

- Commercial loans	491,663	504,330	502,781	507,641	497,975
- Real estate construction loans	311,117	525,110	371,687	403,823	477,055
- Real estate mortgage loans	392,570	314,497	383,214	371,365	296,859
- Commercial real estate loans	875,211	804,585	851,849	840,496	798,383
- Installment and other consumer loans	22,364	23,320	23,220	23,545	24,705
- Total loans	2,092,925	2,171,842	2,132,751	2,146,870	2,094,977

- Total interest earning assets	2,318,140	2,468,863	2,393,207	2,409,896	2,394,958
- Other assets	190,705	140,963	170,466	159,723	142,760
- Total assets	$2,508,845	$2,609,826	$2,563,673	$2,569,619	$2,537,718

AVERAGE LIABILITIES & EQUITY
- Demand deposits	$467,768	$492,636	$482,780	$470,601	$479,311
- Savings and Interest bearing demand	338,584	367,359	348,008	350,769	351,521
- Money market	636,013	676,908	672,051	658,360	665,037
- Time deposits	584,137	573,967	543,451	566,195	554,263
- Total deposits	2,026,502	2,110,870	2,046,290	2,045,925	2,050,132

- Borrowings and subordinated debentures	276,336	251,868	300,258	300,759	250,478

- Total interest bearing liabilities	1,835,069	1,870,103	1,863,768	1,876,083	1,821,299
- Other liabilities	473,061	519,833	493,545	487,010	504,070
- Total liabilities	2,308,130	2,389,936	2,357,313	2,363,093	2,325,369
- Common equity	200,715	219,890	206,360	206,526	212,349
- Total average liabilities and common equity	$2,508,845	$2,609,826	$2,563,673	$2,569,619	$2,537,718

AVERAGE ASSET/LIABILITY RATIOS
- Stockholders' equity to total assets	8.00%	8.43%	8.05%	8.04%	8.37%
- Interest earning assets to interest bearing liabilities	126.3%	137.4%	128.4%	128.5%	131.5%
- Total loans to total assets	83.4%	83.2%	83.2%	83.6%	82.6%
- Interest bearing deposits to total assets	62.1%	59.2%	61.0%	61.3%	59.0%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table reconciles GAAP net income to core earnings, including per-share figures.

Table 1	West Coast Bancorp
	GAAP net income (loss) to core earnings reconciliation

	For the three months ended Dec. 31,		For the twelve months ended Dec. 31,
(Dollars in thousands, unaudited)	2008	2007	2008	2007
Net income (loss)	$(8,197)	$(7,487)	$(5,829)	$16,842
Add: impairment charge on securities, net of tax*	-	-	4,120	-
Core earnings (loss)	$(8,197)	$(7,487)	$(1,709)	$16,842
*Federal income tax provision applied at 35%.

Earnings (loss) per diluted share
GAAP	$(0.53)	$(0.48)	$(0.38)	$1.05
Core	$(0.53)	$(0.48)	$(0.11)	$1.05

The following table reconciles return on average equity to return on average equity, tangible.

Table 2	West Coast Bancorp
	Return on average equity tangible reconciliation[1]

	For the three months ended Dec. 31,		For the twelve months ended Dec. 31,
(Dollars in thousands, unaudited)	2008	2007	2008	2007
Net income (loss)	$(8,197)	$(7,487)	$(5,829)	$16,842
Add: intangible asset amortization, net of tax*	64	77	284	351
Net income (loss), tangible	$(8,133)	$(7,410)	$(5,545)	$17,193

Average shareholders' equity	$200,715	$219,890	$206,526	$212,349
Less: average intangibles	(14,102)	(14,549)	(14,259)	(14,740)
Average shareholders' equity, tangible	$186,613	$205,341	$192,267	$197,609
*Federal income tax provision applied at 35%.

Return on average equity	-16.2%	-13.5%	-2.8%	7.9%
Return on average equity, tangible	-17.3%	-14.3%	-2.9%	8.7%

1 Management uses return on equity, tangible internally and has disclosed it to investors based on its belief that the figure makes it easier to compare the Company's performance to other financial institutions that do not have merger-related intangible assets and is commonly used in the industry. Ratios have been annualized where appropriate.

 WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information with respect to the Company’s loan portfolio.

Table 3	West Coast Bancorp
	Period End Loan Portfolio By Category
	Dec. 31,	% of	Dec. 31,	% of	Change		Sept. 30,	% of
(Dollars in thousands, unaudited)	2008	loans	2007	loans	Amount	%	2008	loans
Commercial loans	$482,405	23%	$504,101	23%	$(21,696)	-4%	$498,715	24%
Comercial real estate construction	92,414	4%	90,671	4%	1,743	2%	88,717	4%
Residential real estate construction	192,735	9%	427,317	20%	(234,582)	-55%	242,116	11%
Total real estate construction loans	285,149	14%	517,988	24%	(232,839)	-45%	330,833	16%
Standard mortgages	87,628	4%	86,901	4%	727	1%	89,348	4%
Nonstandard mortgages	32,597	2%	7,495	0%	25,102	335%	33,820	2%
Home equity	272,983	13%	236,407	11%	36,576	15%	266,385	13%
Total real estate mortgage	393,208	19%	330,803	15%	62,405	19%	389,553	18%
Commercial real estate loans	882,092	43%	796,622	37%	85,470	11%	867,902	41%
Installment and other consumer loans	21,942	1%	23,155	1%	(1,213)	-5%	22,514	1%
Total loans	$2,064,796		$2,172,669		$(107,873)	-5%	$2,109,517

Two-step residential construction
loans	$53,084	3%	$262,952	12%	$(209,868)	-80%	$97,894	5%
Total loans other than two-step loans	2,011,712	97%	1,909,717	88%	101,995	5%	2,011,623	95%
Total loans	$2,064,796	100%	$2,172,669	100%	$(107,873)	-5%	$2,109,517	100%

 WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following tables present information with respect to the change in the Company’s total allowance for credit losses.

Table 4	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Quarter ended	Quarter ended	Quarter ended
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$34,444	$28,506	$37,045
Provision for credit losses	16,517	29,956	9,125

Loan charge-offs:
Commercial	3,208	1,332	515
Commercial real estate construction	1,422	-	-
Residential real estate construction	11,475	1,867	10,691
Total real estate construction	12,897	1,867	10,691
Standard mortgages	1,640	-	76
Nonstandard mortgages	2,495	-	405
Home equity	121	64	100
Total real estate mortgage	4,256	64	581
Commercial real estate	782	-	44
Installment and consumer	29	72	383
Overdraft	401	302	322
Total loan charge-offs	21,573	3,637	12,536
Loan recoveries:
Commercial	122	1	49
Commercial real estate construction	-	-	-
Residential real estate construction	319	-	715
Total real estate construction	319	-	715
Standard mortgages	-	-	-
Nonstandard mortgages	38	-	-
Home equity	2	-	(22)
Total real estate mortgage	40	-	(22)
Commercial real estate	-	-	-
Installment and consumer	15	23	9
Overdraft	50	54	59
Total loan recoveries	546	78	810
Net charge-offs	21,027	3,559	11,726

Total allowance for credit losses	$29,934	$54,903	$34,444
Components of allowance for credit losses:
Allowance for loan losses	$28,920	$46,917	$33,498
Reserve for unfunded commitments	1,014	7,986	946
Total allowance for credit losses	$29,934	$54,903	$34,444

Net loan charge-offs to average loans (annualized)	4.00%	0.65%	2.19%
Allowance for loan losses to total loans	1.40%	2.16%	1.59%
Allowance for credit losses to total loans	1.45%	2.53%	1.63%
Allowance for loan losses to nonperforming loans	23%	178%	25%
Allowance for credit losses to nonperforming loans	23%	208%	25%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

Table 5	West Coast Bancorp
	Total Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs
	Year ended	Year ended
	December 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$54,903	$23,017
Provision for credit losses	40,367	38,956

Loan charge-offs:
Commercial	6,464	3,798
Commercial real estate construction	1,422	-
Residential real estate construction	52,588	2,540
Total real estate construction	54,010	2,540
Standard mortgages	1,811	-
Nonstandard mortgages	3,036	-
Home equity	249	71
Total real estate mortgage	5,096	71
Commercial real estate	826	-
Installment and consumer	531	254
Overdraft	1,328	1,050
Total loan charge-offs	68,255	7,713
Loan recoveries:
Commercial	203	269
Commercial real estate construction	-	-
Residential real estate construction	2,339	7
Total real estate construction	2,339	7
Standard mortgages	-	-
Nonstandard mortgages	38	-
Home equity	32	33
Total real estate mortgage	70	33
Commercial real estate	-	2
Installment and consumer	78	112
Overdraft	229	220
Total loan recoveries	2,919	643
Net charge-offs	65,336	7,070

Total allowance for credit losses	$29,934	$54,903
Components of allowance for credit losses:
Allowance for loan losses	$28,920	$46,917
Reserve for unfunded commitments	1,014	7,986
Total allowance for credit losses	$29,934	$54,903

Net loan charge-offs to average loans	3.04%	0.34%
Allowance for loan losses to total loans	1.40%	2.16%
Allowance for credit losses to total loans	1.45%	2.53%
Allowance for loan losses to nonperforming loans	23%	178%
Allowance for credit losses to nonperforming loans	23%	208%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information about the Company’s total nonperforming assets and delinquent loans.

Table 6	West Coast Bancorp
	Total Loan Portfolio
	Nonperforming Assets and Delinquencies

	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Loans on nonaccrual status:
Commercial	$6,250	$2,401	$6,650
Real estate construction:
Commercial real estate construction	2,922	-	-
Residential real estate construction	90,712	22,121	104,015
Total real estate construction	93,634	22,121	104,015
Real estate mortgage:
Standard mortgage	8,283	552	6,384
Nonstandard mortgage	15,229	-	11,834
Home equity	1,043	-	644
Total real estate mortgage	24,555	552	18,862
Commercial real estate	3,145	1,353	5,636
Installment and consumer	6	-	14
Total nonaccrual loans	127,590	26,427	135,177
90 days past due not on nonaccrual	-	-	-
Total non-performing loans	127,590	26,427	135,177

Other real estate owned	70,110	3,255	48,121
Total non-performing assets	$197,700	$29,682	$183,298

Non-performing loans to total loans	6.18%	1.22%	6.41%
Non-performing assets to total assets	7.86%	1.12%	7.12%

	Total Loan Portfolio
	Delinquent loans 30-89 days past due as a % of loan category

	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Commercial loans	0.58%	1.21%	0.06%
Real estate construction loans	0.68%	7.13%	3.69%
Real estate mortgage loans	0.49%	0.16%	0.53%
Commercial real estate loans	0.15%	0.10%	0.04%
Installment and other consumer loans	0.36%	0.58%	0.49%

Delinquent loans 30-89 days past due:
Two-step residential construction loans	$1,242	$36,778	$4,089
Total loans other than two-step loans	6,850	7,706	10,919
Total delinquent loans 30-89 days past due, not in nonaccrual status	$8,092	$44,484	$15,008

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information about the Company’s activity in other real estate owned.

Table 7	West Coast Bancorp
	Other real estate owned ("OREO") activity
	Three months		Three months		Three months
	ended Dec. 31,	Number	ended Dec. 31,	Number	ended Sept. 30,	Number
(Dollars in thousands, unaudited)	2008	of properties	2007	of properties	2008	of properties
Beginning balance	$48,121	189	$1,183	6	$27,892	108
Additions to OREO[1]	34,066	129	2,072	9	26,965	103
Disposition of OREO	(8,655)	(30)	-	-	(5,618)	(22)
Valuation adjustments to OREO	(3,422)		-		(1,118)
Ending balance	$70,110	288	$3,255	15	$48,121	189

	OREO activity related to two-step loans
	Three months		Three months		Three months
	ended Dec. 31,	Number	ended Dec. 31,	Number	ended Sept. 30,	Number
(Dollars in thousands, unaudited)	2008	of properties	2007	of properties	2008	of properties
Beginning balance	$44,675	173	$1,183	5	$26,460	101
Additions to OREO[1]	26,541	106	2,072	9	24,200	91
Disposition of OREO	(8,271)	(28)	-	-	(4,867)	(19)
Valuation adjustments to OREO	(2,923)		-		(1,118)
Ending balance	$60,022	251	$3,255	14	$44,675	173

	OREO activity related to loans other than two-step loans
	Three months		Three months		Three months
	ended Dec. 31,	Number	ended Dec. 31,	Number	ended Sept. 30,	Number
(Dollars in thousands, unaudited)	2008	of properties	2007	of properties	2008	of properties
Beginning balance	$3,446	16	$-	1	$1,432	7
Additions to OREO[1]	7,525	23	-	-	2,765	12
Disposition of OREO	(384)	(2)	-	-	(751)	(3)
Valuation adjustments to OREO	(499)		-	-	-
Ending balance	$10,088	37	$-	1	$3,446	16

1 Includes capitalized cost of OREO.

 WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information with respect to two-step residential construction related OREO activity and two-step short sales.

Table 8
(Dollars in thousands)	Two-step related OREO activity		Two-step short sales		Total two-step OREO property sales and short sales
Quarterly 2008:	Amount	Number	Amount	Number	Amount	Number
Beginning balance January 1	$3,255	14
Additions to OREO	2,461	10
Capitalized improvements	246
Valuation adjustments	-
Disposition of OREO properties and short sales	(274)	(1)	$(286)	(1)	$(560)	(2)
Ending balance March 31	$5,688	23

Additions to OREO	23,546	87
Capitalized improvements	188
Valuation adjustments	(245)
Disposition of OREO properties and short sales	(2,717)	(9)	$(4,368)	(14)	$(7,085)	(23)
Ending balance June 30	$26,460	101

Additions to OREO	24,025	91
Capitalized improvements	175
Valuation adjustments	(1,118)
Disposition of OREO properties and short sales	(4,867)	(19)	$(3,200)	(12)	$(8,067)	(31)
Ending balance September 30	$44,675	173

Additions to OREO	25,831	106
Capitalized improvements	710
Valuation adjustments	(2,923)
Disposition of OREO properties and short sales	(8,271)	(28)	$(3,594)	(13)	$(11,865)	(41)
Ending balance December 31	$60,022	251

Full year 2008:
Beginning balance January 1	$3,255	14
Additions to OREO	75,863	294
Capitalized improvements	1,319
Valuation adjustments	(4,286)
Disposition of OREO properties and short sales	(16,129)	(57)	$(11,448)	(40)	$(27,577)	(97)
Ending balance December 31	$60,022	251

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses in the two-step residential construction loan portfolio.

Table 9	West Coast Bancorp
	Two-Step Loan Portfolio
	Allowance For Credit Losses and Net Charge-offs Two-Step Portfolio
	Quarter ended	Quarter ended	Quarter ended
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$1,502	$5,196	$5,280
Provision for credit losses	4,776	27,736	1,997
Charge-offs	6,176	1,867	6,490
Recoveries	319	-	715
Net charge-offs	5,857	1,867	5,775

Total allowance for credit losses	$421	$31,065	$1,502

Components of allowance for credit losses
Allowance for loan losses	$420	$23,917	$1,472
Reserve for unfunded commitments	1	7,148	30
Total allowance for credit losses	$421	$31,065	$1,502

Net loan charge-offs to average total loans (annualized)	1.11%	0.34%	1.08%
Allowance for two-step loan losses to nonperforming two-step loans[1]	0.84%	116.41%	1.77%
Allowance for two-step credit losses to total two-step loans	0.79%	11.81%	1.53%
Allowance for two-step loan losses to total two-step loans	0.79%	9.10%	1.50%

1 Two-step nonaccrual loans are net of chargeoffs previously taken against the balance.

	Year to date	Year to date
	December 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$31,065	$2,618
Provision for credit losses	9,500	30,980
Charge-offs	42,483	2,540
Recoveries	2,339	7
Net Charge-offs	40,144	2,533

Total allowance for credit losses	$421	$31,065

Components of allowance for credit losses
Allowance for loan losses	$420	$23,917
Reserve for unfunded commitments	1	7,148
Total allowance for credit losses	$421	$31,065

Net loan charge-offs to average total loans	1.87%	0.12%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information about the Company’s nonperforming assets and delinquencies in the two-step residential construction loan portfolio.

Table 10	West Coast Bancorp
	Two-Step Residential Construction Loans
	Nonperforming Assets and Delinquencies

	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Nonaccrual two-step loans	$49,960	$20,545	$82,990
90 day past due and accruing interest	-	-	-
Total nonperforming two-step loans	49,960	20,545	82,990

Other real estate owned two-step	60,022	3,255	44,675
Total nonperforming two-step assets	$109,982	$23,800	$127,665

Delinquent two-step loans 30-89 days past due, not in nonaccrual status	$1,242	$36,778	$4,089

Nonperforming two-step loans to total two-step loans	94.11%	7.81%	84.78%
Nonperforming two-step assets to total assets	4.37%	0.90%	4.96%
Delinquent two-step loans to total two-step loans	2.34%	13.99%	4.18%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information with respect to the change in the Company’s allowance for credit losses for the loans other than two-step residential construction loans.

Table 11	West Coast Bancorp
	Other than two-step loan portfolio
	Allowance For Credit Losses and Net Charge-offs other than two-step loans
	Quarter ended	Quarter ended	Quarter ended
	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Allowance for credit losses, beginning of period	$32,942	$23,310	$31,765
Provision for credit losses	11,741	2,220	7,128

Loan charge-offs:
Commercial	3,208	1,332	515
Commercial real estate construction	1,422	-	-
Residential real estate construction	5,299	-	4,201
Total real estate construction	6,721	-	4,201
Standard mortgages	1,640	-	76
Nonstandard mortgages	2,495	-	405
Home equity	121	64	100
Total real estate mortgage	4,256	64	581
Commercial real estate	782	-	44
Installment and consumer	29	72	383
Overdraft	401	302	322
Total loan charge-offs	15,397	1,770	6,046
Loan recoveries:
Commercial	122	1	49
Commercial real estate construction	-	-	-
Residential real estate construction	-	-	-
Total real estate construction	-	-	-
Standard mortgages	-	-	-
Nonstandard mortgages	38	-	-
Home equity	2	-	(22)
Total real estate mortgage	40	-	(22)
Commercial real estate	-	-	-
Installment and consumer	15	23	9
Overdraft	50	54	59
Total loan recoveries	227	78	95
Net charge-offs	15,170	1,692	5,951

Total allowance for credit losses	$29,513	$23,838	$32,942
Components of allowance for credit losses:
Allowance for loan losses	$28,500	$23,000	$32,026
Reserve for unfunded commitments	1,013	838	916
Total allowance for credit losses	$29,513	$23,838	$32,942

Net loan charge-offs to average loans (annualized)	2.88%	0.31%	1.11%
Allowance for loan losses to total loans	1.42%	1.20%	1.59%
Allowance for credit losses to total loans	1.47%	1.25%	1.64%
Allowance for loan losses to nonperforming loans	37%	391%	61%
Allowance for credit losses to nonperforming loans	38%	405%	63%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

Table 12	West Coast Bancorp
	Other than two-step loan portfolio
	Allowance For Credit Losses and Net Charge-offs other than two-step loans
	Year ended	Year ended
	December 31,	December 31,
(Dollars in thousands, unaudited)	2008	2007
Allowance for credit losses, beginning of period	$23,838	$20,399
Provision for credit losses	30,867	7,976

Loan charge-offs:
Commercial	6,464	3,798
Commercial real estate construction	1,422	-
Residential real estate construction	10,105	-
Total real estate construction	11,527	-
Standard mortgages	1,811	-
Nonstandard mortgages	3,036	-
Home equity	249	71
Total real estate mortgage	5,096	71
Commercial real estate	826	-
Installment and consumer	531	254
Overdraft	1,328	1,050
Total loan charge-offs	25,772	5,173
Loan recoveries:
Commercial	203	269
Commercial real estate construction	-	-
Residential real estate construction	-	-
Total real estate construction	-	-
Standard mortgages	-	-
Nonstandard mortgages	38	-
Home equity	32	33
Total real estate mortgage	70	33
Commercial real estate	-	2
Installment and consumer	78	112
Overdraft	229	220
Total loan recoveries	580	636
Net charge-offs	25,192	4,537

Total allowance for credit losses	$29,513	$23,838
Components of allowance for credit losses:
Allowance for loan losses	$28,500	$23,000
Reserve for unfunded commitments	1,013	838
Total allowance for credit losses	$29,513	$23,838

Net loan charge-offs to average loans	1.17%	0.22%
Allowance for loan losses to total loans	1.42%	1.20%
Allowance for credit losses to total loans	1.47%	1.25%
Allowance for loan losses to nonperforming loans	37%	391%
Allowance for credit losses to nonperforming loans	38%	405%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table presents information about the Company’s nonperforming assets and delinquencies in the loan portfolio excluding two-step residential construction loans.

Table 13	West Coast Bancorp
	Loans Other than Two-Step Loans
	Nonperforming Assets and Delinquencies

	December 31,	December 31,	September 30,
(Dollars in thousands, unaudited)	2008	2007	2008
Loans on nonaccrual status:
Commercial	$6,250	$2,401	$6,650
Real estate construction:
Commercial real estate construction	2,922	-	-
Residential real estate construction	40,752	1,576	21,025
Total real estate construction	43,674	1,576	21,025
Real estate mortgage:
Standard mortgage	8,283	552	6,384
Nonstandard mortgage	15,229	-	11,834
Home equity	1,043	-	644
Total real estate mortgage	24,555	552	18,862
Commercial real estate	3,145	1,353	5,636
Installment and consumer	6	-	14
Total nonaccrual loans	77,630	5,882	52,187
90 days past due not on nonaccrual	-	-	-
Total non-performing loans	77,630	5,882	52,187

Other real estate owned	10,088	-	3,446
Total non-performing assets	$87,718	$5,882	$55,633

Delinquent non two-step loans 30-89 days past due, not in nonaccrual status	$6,850	$7,706	$10,919

Nonperforming non two-step loans to total non two-step loans	3.86%	0.31%	2.59%
Nonperforming non two-step assets to total assets	3.49%	0.22%	2.16%
Delinquent non two-step loans to total non two-step loans	0.34%	0.40%	0.54%

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table shows the components of our construction and land loans outside the two-step portfolio as of the dates shown:

Table 14	West Coast Bancorp
	Construction and land loans outside the two-step portfolio

(Dollars in thousands, unaudited)	December 31, 2008		December 31, 2007		September 30, 2008
	Amount	Percent[2]	Amount	Percent[2]	Amount	Percent[2]
Land loans[1]	$46,286	17%	$44,508	15%	$44,805	16%
Residential construction loans other than two-step loans	136,024	49%	165,359	55%	144,517	52%
Commercial construction loans	92,616	34%	90,671	30%	88,630	32%
Total construction and land loans other than two-step loans	$274,926	100%	$300,538	100%	$277,952	100%

Components of residential construction and land loans other than two-step loans:
Land loans[1]	$23,495	15%	$23,461	12%	$24,038	14%
Site development	64,728	40%	84,620	45%	71,125	42%
Vertical construction	71,296	45%	80,739	43%	73,392	44%
Total residential construction and land loans other than two-step loans	$159,519	100%	188,820	100%	$168,555	100%

Components of commercial construction and land loans:
Land loans[1]	$22,791	20%	$21,047	19%	$20,767	19%
Site development	607	1%	-	0%	77	0%
Vertical construction	92,009	79%	90,671	81%	88,553	81%
Total commercial construction and land loans	$115,407	100%	$111,718	100%	$109,397	100%

Components of total construction and land loans other than two-step loans:
Land loans[1]	$46,286	17%	$44,508	15%	$44,805	16%
Site development	65,335	24%	84,620	28%	71,202	26%
Vertical construction	163,305	59%	171,410	57%	161,945	58%
Total construction and land loans other than two-step loans	$274,926	100%	$300,538	100%	$277,952	100%

1 Land loans represent balances that are carried in the Company's residential real estate mortgage commercial real estate loan portfolios.
2 Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table shows the components of our nonaccrual construction and land loans outside the two-step portfolio as of the dates shown.

Table 15	West Coast Bancorp
	Nonaccrual construction and land loans oustide the two-step portfolio
(Dollars in thousands, unaudited)	December 31, 2008		December 31, 2007		September 30, 2008
	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]
Land loans[1]	$5,794	2.11%	$306	0.10%	$5,308	1.91%
Residential construction loans other than two-step loans	36,994	13.46%	1,576	0.52%	21,025	7.56%
Commercial construction loans	2,922	1.06%	-	0.00%	-	0.00%
Total nonaccrual construction and land loans other than two-step loans	$45,710	16.63%	$1,882	0.63%	$26,333	9.47%

Components of nonaccrual residential construction and land loans other than two-step loans:
Land loans[1]	$5,608	3.52%	$306	0.16%	$5,308	3.15%
Site development	27,291	17.11%	-	0.00%	13,731	8.15%
Vertical construction	9,703	6.08%	1,576	0.83%	7,294	4.33%
Total nonaccrual residential construction and land loans other than two-step loans	$42,602	26.71%	$1,882	1.00%	$26,333	15.63%

Components of nonaccrual commercial construction and land loans:
Land loans[1]	186	0.16%	-	0.00%	-	0.00%
Site development	-	0.00%	-	0.00%	-	0.00%
Vertical construction	2,922	2.53%	-	0.00%	-	0.00%
Total nonaccrual commercial construction and land loans	$3,108	2.69%	$-	0.00%	$-	0.00%

Components of total nonaccrual construction and land loans other than two-step loans:
Land loans[1]	$5,794	2.11%	$306	0.10%	$5,308	1.91%
Site development	27,291	9.93%	-	0.00%	13,731	4.94%
Vertical construction	12,625	4.59%	1,576	0.52%	7,294	2.62%
Total nonaccrual construction and land loans other than two-step loans	$45,710	16.63%	$1,882	0.63%	$26,333	9.47%

1 Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
2 Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.

WEST COAST BANCORP REPORTS FOURTH QUARTER 2008 EARNINGS
JANUARY 19, 2008

The following table shows the components of our delinquent construction and land loans outside the two-step portfolio as of the dates shown.

Table 16	West Coast Bancorp
	Delinquent construction and land loans outside the two-step loan portfolio
(Dollars in thousands, unaudited)	December 31, 2008		December 31, 2007		September 30, 2008
	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]	Amount	Percent of loan category[2]
Land loans[1]	$638	0.23%	$487	0.16%	$461	0.17%
Residential construction loans other than two-step loans	698	0.50%	163	0.06%	7,241	2.61%
Commercial construction loans	-	0.00%	-	0.00%	807	0.29%
Total 30-89 days past due construction loans other than two-step loans	$1,336	0.49%	$650	0.22%	$8,509	3.07%

Components of 30-89 days past due residential construction and land loans other than two-step loans:
Land loans[1]	$165	0.10%	$487	0.26%	$461	0.27%
Site development	131	0.08%	-	0.00%	5,586	3.31%
Vertical construction	567	0.36%	163	0.09%	1,655	0.98%
Total 30-89 days past due residential construction and land loans other than two-step loans	$863	0.54%	$650	0.34%	$7,702	4.56%

Components of 30-89 days past due commercial construction and land loans:
Land loans[1]	$473	0.41%	$-	0.00%	$-	0.00%
Site development	-	0.00%	-	0.00%	-	0.00%
Vertical construction	-	0.00%	-	0.00%	807	0.74%
Total 30-89 days past due commercial construction and land loans	$473	0.41%	$-	0.00%	$807	0.74%

Components of total 30-89 days past due construction and land loans other than two-step loans:
Land loans[1]	$638	0.23%	$487	0.16%	$461	0.17%
Site development	131	0.05%	-	0.00%	5,586	2.01%
Vertical construction	567	0.21%	163	0.05%	2,462	0.89%
Total 30-89 days past due construction and land loans other than two-step loans	$1,336	0.49%	$650	0.22%	$8,509	3.07%

[1] Land loans represent balances that are carried in the Company's residential real estate mortgage and commercial real estate loan portfolios.
[2] Calculations have been based on more detailed information and therefore may not recompute exactly due to rounding.